UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 1, 2005

McCormick & Company, Incorporated

(Exact name of registrant as specified in its charter)

Maryland	0-748	52-0408290
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

18 Loveton Circle
Sparks, Maryland		21152
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (410) 771-7301

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01             Other Events.

On December 1, 2005, McCormick & Company, Incorporated (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Banc of America Securities LLC and Wachovia Capital Markets, LLC, as representatives of the several underwriters named in Schedule A thereto (the “Underwriters”), in connection with the issuance and sale of $200 million aggregate principal amount of 5.20% Notes due 2015 (the “Notes”).  The Notes mature on December 15, 2015, with interest payable semiannually on June 15 and December 15 of each year, beginning on June 15, 2006.  The Company may redeem the Notes at any time.  The closing of the offering occurred on December 6, 2005.  A copy of the Underwriting Agreement is filed as an exhibit to this report.

Item 9.01             Financial Statements and Exhibits.

The exhibits to this Current Report on Form 8-K are listed on the exhibit index, which appears elsewhere herein and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McCORMICK & COMPANY, INCORPORATED

By:	/s/ Robert W. Skelton
Robert W. Skelton
Senior Vice President, General Counsel & Secretary

Date: December 6, 2005

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement, dated as of December 1, 2005, by and among the Company and the Underwriters.

4.1

Indenture, dated as of December 5, 2000, by and among the Company and SunTrust Bank, as trustee (incorporated by reference to Exhibit 4(iii) to the Company’s Form 10-Q for the quarter ended August 31, 2003, as filed with the Securities and Exchange Commission on October 14, 2003).

4.2	Form of 5.20% Notes due 2015.

5.1	Opinion of Hogan & Hartson L.L.P. regarding the legality of the Notes being registered.

8.1	Opinion of Hogan & Hartson L.L.P. regarding certain tax matters in connection with the issuance and sale of the Notes.

12.1	Computation of Ratio of Earnings to Fixed Charges.

23.1	Consent of Ernst & Young LLP.

23.2	Consents of Hogan & Hartson L.L.P. (included in Exhibits 5.1 and 8.1).

25.1

Statement of Eligibility of the Trustee on Form T-1 (incorporated by reference to Exhibit 25 to the Company’s Registration Statement on Form S-3, as filed with the Securities and Exchange Commission on January 28, 2005).